SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑                              Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Macy's, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MACY’S, INC.
7 West Seventh Street, Cincinnati, Ohio 45202
and
151 West 34th Street, New York, New York 10001

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2014
The following information supplements and amends the proxy statement (the “Proxy Statement”) of Macy’s, Inc. (the “Company”) furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the 2014 Annual Meeting of Shareholders (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined in the Supplement have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and being made available to shareholders on May 7, 2014.
THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
The 2014 Annual Meeting of Shareholders of the Company will be held at the Company’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202, on Friday, May 16, 2014 at 11:00 a.m., Eastern Time (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders will be asked to, among other things, elect ten members of Macy’s board of directors.
The purpose of this Supplement is to reiterate the Board’s recommendation of a vote “FOR” the election of Mr. Craig E. Weatherup, as well as the other nominees named in the Proxy Statement, and to provide additional information regarding Mr. Weatherup.
Mr. Weatherup is a highly experienced and skilled individual with a long history of valuable service as a director of the Company. Mr. Weatherup previously served as the President of PepsiCo, Inc. and as Chief Executive Officer of its world-wide Pepsi-Cola business, as well as Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc. Mr. Weatherup has served as a director of the Company since 1996, and currently serves on its Compensation and Management Development Committee (“CMD Committee”) and its Nominating and Corporate Governance Committee (“NCG Committee”).
During 2013, Mr. Weatherup missed several Board and Board committee meetings for reasons that the Company believes are understandable. In particular, (1) Mr. Weatherup missed meetings of the Board, the CMD Committee and the NCG Committee when they were rescheduled on short notice from March 22, 2013 to March 19, 2013, a date upon which Mr. Weatherup had a long-standing prior commitment to attend a board meeting of another company, and (2) Mr. Weatherup missed meetings of the Board and the NCG Committee on May 17, 2013 in order to attend the funeral of a close friend. Excluding these missed meetings, Mr. Weatherup attended 12 of 13 meetings, representing 92% of the total number of remaining meetings of the Board and the Board committees on which Mr. Weatherup serves.
The Company believes that Mr. Weatherup takes his responsibilities as a director very seriously and is highly engaged in Board and committee activities, that his absences from the meetings described above were aberrations, and that he continues to be an invaluable member of the Board deserving of shareholder support.
The Board of Directors recommends a vote “FOR” the election of each of the nominees named in the Proxy Statement, specifically including Mr. Weatherup.